                                                                  EXHIBIT 10.24

                                LEASE AGREEMENT


     THIS AGREEMENT, made effective this 31st day of January, 1996 by and between FLORIDA CONFERENCE ASSOCIATION OF SEVENTH-DAY ADVENTISTS, a corporation not for profit existing under the laws of the State of Florida, with offices at 655 North Wymore Road, Winter Park, Florida 32789, hereinafter referred to as "Lessor" and SURGI-PRO, INC., hereinafter referred to as "Lessee".


     W I T N E S S E T H:

     Lessor does hereby lease and demise to the Lessee the Industrial Education Building on the campus of Forest Lake Academy, Seminole County, Florida (referred to hereafter as "Building" or "building" and more particular depicted on the diagram or sketch attached hereto as Exhibit A and made a part hereof by reference), and the Lessee does hereby agree to rent and take as a tenant the Building, upon the following terms and conditions:

     1. TERM OF LEASE: The term of this Lease shall be for thirty seven (37) months beginning on February 1, 1996 and continuing through February 28, 1999.

     2. USE OF THE PREMISES: The premises covered by this Lease shall be used as the offices and operation facility for a medical supplies packaging company and any other use of the same must be with the written consent of the Lessor.

     3. ASSIGNMENT OF LEASE: This Lease may not be assigned without the express written consent of Lessor. Lessor agrees that this lease may be assigned to Sterile Recoveries, Inc. without further consent, provided that Sterile Recoveries, Inc. shall agree to assume of all of Lessee's obligations and abide by each of the provisions of this lease, and Surgi-Pro, Inc. shall not be released of liability by such assignment.

     4. RENT: In consideration of the leasing of the premises to Lessee by Lessor, Lessee shall pay rent for the premises as follows:

     (a) Rent for the period from the commencement of the lease through February 28, 1997 shall be at the rate of $36,000 annually, payable in monthly payments of $3,000, with the first partial month (from date of occupancy to March 1, 1996) being a prorated amount at the rate of $100.00 per day, including the date of occupancy. Lessee agrees to take occupancy no later than February 15, 1996, provided electric power has been supplied to the building.

     (b)    Rent for the period from March 1, 1997 through February 28,
            1998 shall be at the rate of $37,800 annually, payable in monthly payments of $3,150.

     (c)    Rent for the period from March 1, 1998 through February 28,
            1999 shall be at the rate of $39,600 annually, payable in monthly payments of $3,300.

All payments due under this Lease shall be paid in monthly payments and shall
be due on or before the first day of each month.   Each monthly payment shall
be 1/12 of the annual rent as provided in the paragraph next above. The first month's prorated rent shall be due upon occupancy by Lessee. Upon occupancy, Lessee shall also pay to the Lessor the sum of $3,000 which shall apply to the last month's rent due under this Lease.

     5. ADDITIONS TO RENT: In addition to the monthly lease amounts, Lessee shall also pay all operating expenses, utility charges, ad valorem taxes, sales taxes (if any) and other taxes (if any) which may be assessed by reason of the use of the building by Lessee, charges and expenses relating

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


to the premises which are not specifically set forth in this Agreement which are as a direct result of the use of the building by the Lessee. The
Lessee shall, at its own expense, throughout the term of this Lease keep and maintain in good repair the interior of the building located upon the premises. It is understood that the preceding sentence does not require maintenance in perfect condition or in a condition equal to new, but that the Lessee shall at all times keep and maintain the same in such condition as to minimize, so far as practicable by usual care and repairs, the effects of use, decay, injury and destruction of the property, and Lessor recognizes that certain depreciation by reason of increasing age and use is unavoidable. The property shall be maintained and kept by the Lessee in such condition and repair as to meet the requirements of Seminole County or other appropriate governmental body and such as to meet the requirements of any insurance company insuring the premises.
The Lessee shall maintain the premises and all fixtures, equipment contained therein in a clean and sanitary condition.

             Notwithstanding the provisions of the preceding paragraph, unless repairs are required because of the negligence or intentional misconduct of Lessee or Lessee's agents or employees, Lessor shall pay for the maintenance of the grounds and parking areas surrounding the building, and all structural or major repairs to walls, roof, plumbing, electrical, and air conditioning systems.

             Lessee has been advised that the land upon which the Building has been constructed has been tax-exempt by reason of ownership and usage of the property as a non-profit, religious and educational institution, and that upon completion of the Building and usage by the Lessee that it is likely that the Building and land upon which is situated will be subject to ad valorem taxation. Lessor agrees to pay all such taxes as additions to rent pursuant to this Paragraph 5, with such payment to be made to Lessor within thirty (30) days after notice of the amount of such taxes.

     6. OTHER LEGAL REQUIREMENTS: Lessee shall comply with all governmental laws, ordinances, regulations and rules of every kind (including, without limitation compliance with all environmental laws and requirements) pertaining to said premises or to the use and occupancy thereof, hereinafter sometimes called "said legal requirements", and Lessee shall indemnify and save harmless Lessor from all costs, attorneys' fees, expenses, claims and damages arising by reason of Lessee's failure to comply therewith. Lessee shall have the right to contest the validity of or seek a variance from or review said legal requirements by administrative or court proceedings or in such other manner as Lessee deems suitable, and, if able, may have said legal requirements, or any of them, cancelled, removed or revoked without actual compliance with the same. If such actions or proceedings are instituted, they shall be conducted promptly at the expense of Lessee and free of expense to Lessor. If and whenever any of said legal requirements shall become absolute against lessee and the leased premises, or against lessors after contest thereof, Lessee shall comply with the same with due diligence. If Lessee is in default thereof for fifteen (15) days, Lessor may comply therewith and the cost and expense of so doing may be paid by lessors, Lessee shall reimburse Lessor upon demand, together with interest on all sums paid by Lessor as provided herein, to-wit: twelve percent (12%) per annum.

                             ENVIRONMENTAL MATTERS

     Lessee represents and warrants that it will not manufacture or dispose of any Hazardous Substance (as hereinafter defined) on the Property, or store or use any such Hazardous Substance on the Property in such quantities, concentrations, forms or levels, or otherwise in a manner which is in violation of any applicable environmental Laws. "Hazardous Substance" means any toxic or hazardous waste, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substance", "toxic substance", "toxic pollutant", or similarly identified substance or mixture, in or pursuant to any environmental Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous materials Transportation Act, 49 U.S.C. 1802, et seq. the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the


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Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601, et seq., and the Clean Water Act, 33 U.S.C. 446 et seq., as amended.

     If Lessee violates the provision of this paragraph, Lessee shall take necessary corrective measures to clean up and comply with applicable environmental laws, regulations and standards, and shall indemnify and hold Lessor harmless for all damages, claims or loss, including reasonable attorneys' fees, suffered by Lessor as a result of the action of the Lessee. Notwithstanding the foregoing, Lessee may maintain small quantities of Hazardous Substances on the leased premises in the ordinary course of its business, so long as those substances are used, maintained, and disposed of in accordance with applicable law.

     7. UTILITIES: Lessor may supply all utilities to the Lessee, if permitted by law, as a part of the "master meter" of Forest Lake Academy. If so, Lessor will pay to Forest Lake Academy its proportionate share of all gas, water, electricity, sewer and other utilities furnished to the leased premises by Forest Lake Academy. Such proportionate share shall be determined by Lessor installing a separate sub-meter to serve the Building occupied by Lessee, or in such other manner as parties shall mutually agree.

     8. ALTERATIONS: Lessee may make any interior alterations or changes in the demised premises as Lessee shall deem necessary for the efficient fulfillment of its functions, after receiving approval of Lessor, which approval shall not be unreasonably withheld. Fixtures, furniture and other equipment installed in the demised premises by the Lessee, except such equipment as shall be replacement for equipment of the Lessor at any time during the demised term, shall not become a part of the demised premises and may be removed by the Lessee from the demised premises at any time during or within a reasonable time after the end of the demised term; and the Lessee shall, at its own cost and expense, repair any and all damage to the demised premises resulting from or caused by the removal thereof.

     No building upon the demised premises shall be removed, torn down nor shall any alterations made thereon which will diminish the value thereof without the consent in writing of the Lessor except as in this Lease otherwise provided.

     9.   INTENTIONALLY OMITTED

     10. LIABILITY, INDEMNIFICATION AND INSURANCE: All personal property on said leased premises shall be at the risk of Lessee. Neither Lessor nor Lessor's agent shall be liable for any damage, either to person or property, sustained by Lessee or others caused by any defect in the leased premises or the sidewalks or the areas adjoining the same, now existing or hereinafter arising therein, including the improvements placed thereupon by Lessor, or any part or pertinence thereof, nor by reason of the same becoming out of repair, nor by reason of any bursting or leaking of water, gas, steam, or other pipes, or from any act of neglect of employees, co-tenants, or other occupants of said building (if any), or any other personas whosoever coming in, upon, or about the leased premises, or sidewalks or areas adjoining the same, or due to the happening or occurrence of any accident or event from whatever cause in and about the leased premises and the improvements thereon or sidewalks or areas adjoining same. However, the foregoing exculpatory provisions shall not apply to any liability arising as a result of a breach by Lessor of its maintenance or other obligations under this Lease.

     Each party shall indemnify and hold harmless the other party from and against any and all liability, actions, claims, and damages arising after the commencement of the term of this Lease which may be imposed upon or incurred by or asserted against the indemnitee by reason of any accident, injury to, or death of any person, or any damage to any property occurring on or about the leased premises or any part thereof, or any use, nonuse, or condition of the leased premises or any part thereof arising from any negligent or willful act or omission of the indemnitor, its servants, agents, employees, customers, or visitors, including legal fees and costs. The indemnitor shall have the right to contest the validity of any and all such claims and defend, settle, and compromise any and all such

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claims of any kind or character and by whomsoever claimed in the name of indemnitor as the indemnitor may deem necessary, provided that the related expense of the contest shall be paid by the indemnitor.

                INSURANCE: Lessee shall provide the following insurance coverage during the term of this lease:

Comprehensive General Liability, including bodily injury, death, or property damage, and including products liability coverage, arising out of operations or otherwise with a combined single limit of not less than $1,000,000.00.

Workman's Compensation as required by State Statutes.

Automobile Liability for bodily injury, property damage which may arise from the operations of any owned, hired, or non-owned automobiles used by Lessee or for Lessee with a combined single limit of $1,000,000.00.

Insurance of the Lessee shall include an endorsement showing the Owner as an additional insured in substantially the following form:

      "Florida Conference Association of Seventh-day Adventists, Florida Conference of Seventh-day Adventists and Forest Lake Academy are named as an additional insured. This policy shall be primary and not contributory with any other insurance maintained by the additional insured. This policy shall not be cancelled unless thirty (30) days' notice has been given to the additional insured."

Lessor shall maintain at its sole cost fire, extended coverage, and other casualty coverage on the Building in an amount sufficient to reconstruct the Building.

ALL PERSONAL PROPERTY, EQUIPMENT, SUPPLIES AND INVENTORY OF THE LESSEE SHALL BE IN THE LEASED PREMISES AT THE SOLE RISK OF LESSEE. LESSOR SHALL HAVE NO OBLIGATION TO PROVIDE INSURANCE FOR SUCH PROPERTY OF LESSEE AND LESSEE SHALL BEAR THE ENTIRE COST OF ANY SUCH INSURANCE.

     11. NONWAIVER OF BREACH: Failure of Lessor to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

     12.   COSTS AND ATTORNEY:   If by reason of any default on the part of
Lessee or Lessor in performance of any of the provisions of this Lease, it becomes necessary for either to employ any attorney, the prevailing party shall be entitled to attorney's fees and expenses expended or incurred in connection therewith.

     CONCILIATION, MEDIATION AND DISPUTE RESOLUTION

     If the Lessor and Lessee disagree on any matter pertaining to this Lease, either party may request an impartial third party mediation conference with any Mediator approved by the Seminole County Circuit Court or other approved Alternative Dispute Resolution Service. This request for mediation shall occur only after all attempts at conciliation between the disagreeing parties have failed. The mediator shall be approved by both parties, or if they are unable to agree upon a mediator, then each party shall appoint a representative who shall jointly agree upon a mediator. This mediation shall not be binding but shall be a condition precedent to the commencement of any litigation by any party to compel compliance with this warranty or to seek relief for any dispute arising out of this Lease. If the dispute is not resolved within twenty (20) days from the date of the meeting, either party may institute


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litigation in the Circuit Court for Seminole County, Florida.  Costs of
mediation shall be borne equally by the parties. In the event of litigation, the prevailing party shall be entitled to recover all costs of mediation and litigation, including reasonable attorneys' fees.

     13. FIRE AND OTHER CASUALTY: In the event of fire or other casualty loss to the building, Lessee shall give immediate notice thereof to the Lessor who shall use reasonable diligence to cause the damages to be promptly repaired at the expense of Lessor, and the rent until such repairs shall be made shall be apportioned according to the part of the premises which is usable by Lessee.

In the event the premises are destroyed or damaged by fire, windstorm or other casualty to such an extent as to render same untenable in whole or in a substantial part thereof, Lessee shall have the right to terminate this Lease by written notice served upon Lessor within thirty (30) days after such loss, and if Lessee elects not to terminate this lease, then Lessor shall have the option to rebuild or repair the same or to terminate the lease. If neither party elects to terminate the Lease within sixty (60) days after such loss, Lessor shall carry out and expedite the work of such rebuilding or repairing without unnecessary delay and during such period the rent of said premises shall be abated in the same ratio that the portion of the premises rendered for the time being unfit for occupancy shall bear to the whole of the leased premises. The rebuilding shall be as nearly as possible of the character of the building or improvement existing immediately prior to such occurrence, unless parties agree to modification of the building.

     14. DEFAULT AND RE-ENTRY: Upon default or termination of Lease as provided hereafter, Lessor shall have all rights afforded to Lessor under Florida law.

     15. EMINENT DOMAIN: It is understood and agreed that in the event the whole of the leased premises is taken by governmental authority or by any corporation, public or private, under the right of eminent domain, this Lease shall cease and come to an end and all rights of Lessee hereunder shall
terminate, except as hereafter provided.   In the event that only a part of the
premises are taken, the rent therein reserved shall be adjusted for the remainder of the leased premises so that Lessee shall be required to pay for the balance of the term for that portion of rent herein reserved which the value of the part of the leased premises remaining after condemnation bears to the value of the leased premises immediately prior to the date of condemnation. If, however, by reason of the condemnation there is not sufficient space left in the leased premises for Lessee to continue to conduct business thereon, the Lease shall terminate. It is agreed that the termination of this Lease or the abatement of rent provided for in this clause, caused by taking of the whole or a part of said premises by right of eminent domain or other authority of law, shall not affect the right of the Lessee to recover from others such damages as may result to it from the exercise of such right of eminent domain, or from any act of any public authority or authorities; but any damages awarded to the Lessee on account of the cost of reconstructing the building, or on account of the diminution of the size of the building, shall belong to the Lessor.

     16. EMPLOYMENT OF STUDENTS: Lessee acknowledges that part of the consideration to be given by the Lessee is that it will provide employment for students attending Forest Lake Academy. Lessee agrees that to the extent the work of the business to be conducted can reasonably be carried on by students attending Forest Lake Academy and that there are sufficient students to provide coverage needed by the Lessee, the Lessee will employ students and will refrain from hiring adults except for supervisory and other similar positions.

                   Lessee agrees that it will provide student employees reasonably adequate training for the work to be performed and Lessor agrees that Lessee shall not be required to accept any student who is not providing reasonable productivity and attendance, taking into consideration the school program of the student.

                   Student employees of the Lessee shall be employed by Forest Lake Academy under the student work program at rates mutually agreed upon between Lessor and Lessee, including applicable

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taxes, worker's compensation insurance and other costs directly attributable to the employment. Payment shall be made by Lessee within thirty (30) days after receipt of billing.

            Lessee shall provide student employees with a workplace that is free from discrimination and sexual harassment and shall otherwise comply with all applicable laws, rules and regulations regarding employees and employment practices.

     17. NOTICES: Any notice or document required or permitted to be delivered hereunder or by law to Landlord or Lessee shall be deemed to be delivered when delivered personally or five (5) days after the date on which such notice or document has been deposited in the United States mail, postage prepaid, certified with return receipt requested, or such other form of mail or other delivery service requiring signature upon delivery, addressed to the parties hereto at the respective addresses below, or at such other address as theretofore specified by written notice delivered in accordance herewith:

To Lessor:

            Florida Conference Association of Seventh-day Adventists
            Attention:  Treasurer
            655 North Wymore Road
            Winter Park, Florida 32789

with a copy to:

            Treasurer/Vice Principal for Finance
            Forest Lake Academy
            3909 East Semoran Blvd
            Apopka, Florida 32703

To Lessee:




     18.   TERMINATION OF LEASE:   This Lease may be terminated as follows:

     a) Termination by Mutual Consent. This Agreement may be terminated at any time by mutual written consent of the parties.

     b)  Termination  for Cause:  Lessor shall have the right to terminate this
Lease:

     1) Upon Lessee's failure to pay the rental or lease amount due, or any other payment of money required under this lease, and failure of the Lessee to cure such default after thirty (30) days written notice.

     2) Upon thirty (30) days written notice in the event the Lessee fails to maintain necessary licenses to operate its business.

     3) Upon thirty (30) days' written notice to Lessee in the event the Lessee applies for or consents to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets, files a voluntary petition in bankruptcy, admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, files a petition or an answer seeking reorganization or rearrangement with creditors; or as a debtor invokes or takes advantage of provisions of any insolvency law including without limitation any provision of the Federal Bankruptcy Act or any amendment thereof; or if any order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Lessee bankrupt or insolvent or

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
approving a petition seeking reorganization of Lessee or of all or a substantial part of its assets and that order, judgment or decree continues unstayed and in effect for a period of thirty (30) days.

     4) Upon sixty (60) days' written notice if the Lessee is in breach of any material provision of this Agreement, other than as provided in subparagraph
(1) above for payment of money, provided the Lessee has not cured such breach within thirty (30) days of the receipt of said notice (which shall set forth the facts that underlie the claim that the Lessee is in breach); however, with respect to a non-monetary default not capable of being cured within 20 days, Lessee shall not be in default unless it fails to commence the work required to cure such default within said 20 day period or fails to diligently prosecute the same to effect such cure within a reasonable time thereafter.

     5) In the event of anyone of these types of default, the Lessor at any time thereafter may give written notice specifying a date, at least thirty (30) days after Lessor gives notice, on which the Lease will terminate. On this date the term of this Lease will expire and terminate by limitation. After Lessee receives the Lessor's notice, all Lessee's rights under this Lease will cease, unless before the expiration of the thirty (30) days Lessee does both of the following: (1) pays all arrears of rent and all other sums payable by the Lessee under this Lease and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by, or on behalf of, the Lessor of the premises; and (2) cures, to the Lessor's satisfaction, all other defaults existing under the Lease at the time.

          If an event of default occurs and continues for 30 days after written notice from Lessor to Lessee, the Lessor shall have all the rights afforded under Florida Statutes and the Lessor may enter on and repossess the property by force, summary proceedings, ejectment, or otherwise. The Lessor may then remove the Lessee and all other persons and any and all property from the rented property. The Lessor will be under no liability for any entry, repossession, or removal of any of the Lessee's property.

          At any time or from time to time after the repossession of the rented property, the Lessor may (but will not be under obligation to) relet the rented property or any part of the property for the Lessee's account, without notice to Lessee. Lessor may relet such property for any term or terms, on any conditions, and for any uses that Lessor, in its uncontrolled discretion, may determine, and may collect and receive the rents for the relet property.
Lessor will not be responsible or liable for any failure to relet the rented property or any part of the property or for any failure to collect any rent due on the reletting.

     c) Lessee shall have the right to terminate this Lease upon sixty (60) days' written notice if the Lessor is in breach of any material provision of this Agreement, provided the Lessor has not cured such breach within thirty
(30) days of the receipt of said notice (which shall set forth the facts that underlie the claim that the Lessor is in breach); however, with respect to a non-monetary default not capable of being cured within 30 days, Lessor shall not be in default unless it fails to commence the work required to cure such default within said 30 day period or fails to diligently prosecute the same to effect such cure within a reasonable time thereafter.

     19.  INTENTIONALLY OMITTED

     20.  RESTRICTIONS ON OPERATION:

          Saturday Business: No business or work shall be performed in the buildings during the hours of one hour before sunset on Friday and one hour after sunset on Saturday of each week.

          Activities on Campus: The use of drugs, alcoholic beverages, tobacco of every nature or any illegal substance shall not be permitted on the premises by Lessee, or any employee, guest, visitor or invitee of Lessee, nor shall such activities be permitted on any of the remaining campus of Forest Lake Academy by any such persons. If Lessee is aware of such conduct by such persons and



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


Lessee does not make reasonable efforts to cure such violations, such shall be deemed to be a default under this Lease.

     21. Miscellaneous.

     (A) This lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and can be altered, amended or modified only by written instrument executed by all such parties.

     (B) This lease shall be governed by and construed in accordance with the laws of the State of Florida.

     (C) This lease shall be binding upon and shall inure to the benefit of the undersigned parties and their respective heirs, legal representatives, successors and assigns.

     (D) Words of any gender used in this lease shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context requires otherwise.

     (E) The captions used in this lease are for convenience only and shall not be deemed to amplify, modify or limit the provisions hereof.

     (F) The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant and shall not be deemed a partnership or joint venture.

     (G) In case any one or more of the provisions contained in this lease shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (H) The rights and remedies provided by this lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use other rights the parties may have by law, statute, ordinance or otherwise. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     (I) Neither this lease nor any memorandum thereof shall be recorded in the public records of Seminole County, Florida without the express written consent of Lessor.

     (J) If any of the Lessee's lenders require landlord lien waivers as a part of their loan terms, the Lessor will provide such lien waivers upon demand of Lessee.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease the day and year first above written.

Signed, sealed and delivered
in the presence of:

                                        FLORIDA CONFERENCE ASSOCIATION OF
                                        SEVENTH-DAY ADVENTISTS


/s/ Frank McMillan                      By:     /s/ Stephan Wilson
- ----------------------                  ------------------------------
                                                Stephan Wilson
                                                Vice President
/s/ David Swinyar
- ----------------------

As to Lessor                            Lessor

(Corporate Seal)




                                        SURGI-PRO, INC.


/s/ Frank McMillan                      By:     /s/ Clayton W. Page
- ------------------------------            -------------------------------
                                                President
/s/ David Swinyar
- ------------------------------

As to Lessee                            (Corporate Seal)

STATE OF FLORIDA
COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 31st day of January, 1996 by Stephan Wilson as Vice President of Florida Conference Association of Seventh-day Adventists, a corporation, on behalf of the corporation. He is personally known to me and did take an oath.


/s/ Frank McMillan
- ------------------------------------------
Frank McMillan
- ------------------------------------------
Printed Name
Notary Public


                         (Seal Attached - Commission expiring 8/28/99)

STATE OF FLORIDA
COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 31st day of January, 1996 by Clayton W. Page as President of Surgi-Pro, Inc., a corporation, on behalf of the corporation. He is personally known to me and did take an oath.

/s/ Frank McMillan
- ------------------------------------------
Printed Name  Frank McMillan
              ----------------------------
Notary Public


                (Seal Attached - Commission expiring 8/28/99)

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                                 EXHIBIT "A"


                              FOREST LAKE ACADEMY
                            3909 EAST SEMORAN BLVD.
                             APOPKA, FLORIDA  32703



     A plan illustrating the overall campus layout of Forest Lake Academy, 3909
E. Semoran Boulevard, Apopka, Florida. The illustrated map shows all of the buildings of Forest Lake Academy and indicates that the leased premises is identified as the Industrial Education Building, #599 Campus Loop. There are no dimensions on the plan and the drawing is not to scale.